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                                                                   Exhibit 22

                                SUBSIDIARIES OF
                                 ALLERGAN, INC.
                             A DELAWARE CORPORATION

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
                                                                    PLACE OF INCORPORATION
NAME OF SUBSIDIARY                                                  OR ORGANIZATION
- ------------------                                                  ---------------
Allergan S.A.I.C. y F.                                              Argentina
Laboratorios Oftalmol--gicos Argentinos S.A.I.C.I.F.                Argentina
Allergan Australia Pty. Ltd.                                        Australia
Allergan Holdings Pty. Ltd.                                         Australia
Allergan Warenvertriebsgesellschaft MbH                             Austria
Allergan NV/SA   Belgium
Allergan-Lok Produtos Farmaceuticos Ltda.                           Brazil
Allergan Inc.    Canada
Allergan Laboratorios Limitada                                      Chile
Allergan de Colombia S.A.                                           Colombia
Allergan ApS     Denmark
Allergan France S.A.                                                France
Allergan Sophia S.A.                                                France
Pharm-Allergan GmbH                                                 Germany
Allergan Optical GmbH                                               Germany
Allergan Asia Limited                                               Hong Kong
Allergan Botox Limited                                              Ireland
Allergan Ireland (Sales) Limited                                    Ireland
Allergan S.p.A.                                                     Italy
Allergan K.K.    Japan
Allergan Hydron K.K.                                                Japan
Allergan Afrasia Limited                                            Malta
Allergan S.A. de C.V.                                               Mexico
Laboratoires Allergan Dulcis S.A.M.                                 Monaco
Pharmac, S.A.M.  Monaco
Allergan BV      Netherlands
Allergan New Zealand Limited                                        New Zealand
Allergan A/S     Norway
Allergan Pakistan (Private) Limited                                 Pakistan
Allergan Inter America, S.A.                                        Panama
Allergan Pharmaceuticals (Ireland) Ltd., Inc.                       Panama
Allergan Singapore Pte., Ltd.                                       Singapore
Allergan South Africa (Pty.) Ltd.                                   South Africa
Allergan Pharmaceuticals (Pty.) Ltd.                                South Africa
Allergan S.A.E.  Spain
Corlens S.A.     Spain
Allergan Norden AB                                                  Sweden
Allergan AG      Switzerland
Allergan Optik Mamulleri Ve Ticaret Limited Sirketi                 Turkey
Allergan Limited                                                    United Kingdom
Allergan Holdings Limited                                           United Kingdom
Allergan Farnborough Limited                                        United Kingdom
Allergan Research Centre Ltd.                                       United Kingdom
Allergan America                                                    United States/CA
Allergan Medical Optics                                             United States/CA
Herbert Laboratories                                                United States/CA
Allergan Caribe, Inc.                                               United States/DE
Allergan Optical Inc.                                               United States/DE
Allergan Puerto Rico, Inc.                                          United States/DE
Allergan Retinoid Corporation                                       United States/DE
Pacific Pharma Inc.                                                 United States/DE
Allergan International Limited                                      U.S. Virgin Islands
Allergan de Venezuela, S.A.                                         Venezuela
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                           A L L E  R G A N ,  I N C.
                           J O I N T  V E N T U R E S



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
                                                   PLACE OF INCORPORATION
NAME OF JOINT VENTURE:                             OR ORGANIZATION:
- ----------------------                             ----------------
Tong-Ji Hydron Corporation                         China
Xiguang Hydron Contact Lens Co.                    China
Harvin Hydron (India) Private Ltd.                 India
Santen-Allergan Corporation                        Japan
Allergan Ligand                                    U.S/CA




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

CHANGES - MARCH TO DECEMBER 1993:

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
                                                                    PLACE OF INCORPORATION
NAME OF SUBSIDIARY:                                                 OR ORGANIZATION:
- -------------------                                                 ----------------
Hydron Australia Pty. Ltd.                                                Australia
  Name changed to Allergan Holdings Pty., Ltd.

Allergan Laboratorios Limitada                                            Chile
  New subsidiary

Allergan Hydron GmbH                                                      Germany
  Name changed to Allergan Holdings GmbH

Allergan Botox Limited                                                    Ireland
  New subsidiary

Allergan Hydron Europe Limited                                            United Kingdom
  Name changed to Allergan Farnborough Limited

Allergan Hydron Research Centre Ltd.                                      United Kingdom
  Name changed to Allergan Research Centre Ltd.

Allergan Puerto Rico, Inc.                                                United States/DE
  Dissolved




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